EXECUTION VERSION

FOURTH AMENDMENT

TO

INDEMNITY AGREEMENT

This Fourth Amendment to Indemnity Agreement (this “Amendment”), is entered into as of April 15, 2011, by and among Sempra Energy, a California corporation, Pacific Enterprises, a California corporation, Enova Corporation, a California corporation (collectively with Sempra Energy and Pacific Enterprises, the “Sempra Indemnitees”), and The Royal Bank of Scotland plc, a public limited company incorporated in Scotland (the “Indemnitor”).

WHEREAS, the Sempra Indemnitees and the Indemnitor have entered into an Indemnity Agreement dated as of April 1, 2008 (as amended or otherwise modified from time to time, the “Indemnity Agreement”).  Capitalized terms used herein without definition have the meanings provided in the Indemnity Agreement.

WHEREAS, J.P. Morgan Ventures Energy Corporation, a Delaware corporation (“JPMVEC”), the Indemnitor, Sempra Energy, Sempra Energy Trading LLC, a Delaware limited liability company and RBS Sempra Commodities LLP, a limited liability partnership constituted under the Limited Liability Partnership Act of 2000 of the United Kingdom and the regulations made thereunder, have entered into the Purchase and Sale Agreement, dated as of February 16, 2010 (as amended or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, the Sempra Indemnitees and JPMVEC have entered into the Financial Assurances Reimbursement and Indemnity Agreement, dated as of July 1, 2010 (as amended or otherwise modified from time to time, the “JPM Indemnity Agreement”).

NOW, THEREFORE, the parties hereby agree as follows:

From and after the Closing (as defined in the Purchase Agreement), no Indemnified Party shall be permitted to make a claim for indemnification, and the Indemnitor shall not have any obligation to indemnify or hold harmless such Indemnified Party under Section 1.01 of the Indemnity Agreement with respect to any Losses for which such Indemnified Party is entitled to indemnification by JPMVEC under the JPM Indemnity Agreement.

Except as expressly modified herein, the terms and provisions of the Indemnity Agreement shall remain in full force and effect and be enforceable against the parties thereto.  The Indemnified Parties reserve all of their respective rights under the Financial Assurances, and the Sempra Indemnitees do not, by executing and delivering this Amendment, waive, impair or limit any of their respective rights or remedies, or the rights or remedies of any other Indemnified Parties, under the Financial Assurances.  This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by fax or email shall be as effective as delivery of an original executed counterpart of this Amendment.  This Amendment shall be governed by, and construed in accordance with, the substantive laws of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

SEMPRA ENERGY

By:

       Name:

       Title:

PACIFIC ENTERPRISES

By:

       Name:

       Title:

ENOVA CORPORATION

By:

       Name:

       Title:

THE ROYAL BANK OF SCOTLAND PLC

By:

       Name:

       Title:

[Signature Page to Fourth Amendment to Indemnity Agreement]